                                                                    Exhibit 23.2

                        Consent of Independent Auditors

The Board of Shareholders and Trustees
Pennsylvania Real Estate Investment Trust:

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-59771) pertaining to the 1993 Jonathan B. Weller Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-59773) pertaining to the Amended Incentive and Non-Qualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-59767) pertaining to the Option Plan for Non-Employee Trustees, the Registration Statement (Form S-8 No. 333-69877) pertaining to the Qualified Employee Share Purchase Plan, the Registration Statement (Form S-8 No. 333-97677) pertaining to 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-103116) pertaining to the 1999 Equity Incentive Plan, the Registration Statements (Form S-3 No. 33-61115, No. 333-48917, No. 333-70157,
No. 333-74697, No. 333-74695, No. 333-74693, No. 333-36626, No. 333-97337, and
No. 333-97985), as amended, and related Prospectuses of Pennsylvania Real Estate Investment Trust of our report dated January 21, 2003, included in Pennsylvania Real Estate Investment Trust's Current Report (Form 8-K) for the year ended December 31, 2002, with respect to the financial statements of Lehigh Valley Associates.


/s/ ERNST & YOUNG

Philadelphia, Pennsylvania
August 8, 2003